SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 26, 2003

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall
Minneapolis, Minnesota		55403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 304-6073

Item 5.    Other Events

Target Corporation (the “Corporation”) is placing on file as Exhibit 99(a) a form of the Corporation’s 364-Day Credit Agreement dated June 16, 2003. Also attached hereto as Exhibit 99(b) is a form of the Corporation’s Five-Year Credit Agreement dated June 16, 2003.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

	99(a)	Form of 364-Day Credit Agreement, dated June 16, 2003, between Target Corporation and the lenders party thereto.

	99(b)	Form of Five-Year Credit Agreement dated June 16, 2003, between Target Corporation and the lenders party thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION
Date: June 26, 2003	By	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing
99(a)	Form of 364-Day Credit Agreement, dated June 16, 2003, between Target Corporation and the lenders party thereto.	Electronic Transmission

99(b)	Form of Five-Year Credit Agreement dated June 16, 2003, between Target Corporation and the lenders party thereto.	Electronic Transmission